SPECIAL MEETING OF THE SHAREHOLDERS  JULY 18, 2014

A special meeting of shareholders of each of The Value Equity Portfolio, The Institutional Value Equity Portfolio, The Growth Equity Portfolio and The Institutional Growth Equity Portfolio was held on July 18, 2014. At the July 18, 2014 meeting, shareholders of The Value Equity Portfolio, The Institutional Value Equity Portfolio, The Growth Equity Portfolio and The Institutional Growth Equity Portfolio approved an amendment to the portfolio management agreements between the Trust and Parametric Portfolio Associates LLC.

1.	Approval of an amendment to the portfolio management agreement between the Trust, on behalf of The Value Equity Portfolio, and Parametric Portfolio Associates LLC;


Portfolio
Record Date Shares	Shares Voted
% of Total Shares	For Proposal
% of Votes in Favor

The Value Equity Portfoli  35,294,489.347
33,467,330.535	94.8823%
33,467,330.535	100%

2.	Approval of an amendment to the portfolio management agreement between the Trust, on behalf of The Institutional Value Equity Portfolio, and Parametric Portfolio Associates LLC;


Portfolio
Record Date Shares	Shares Voted
% of Total Shares	For Proposal
% of Votes in Favor

The Institutional Value Equity Portfolio 69,930,990.109
42,839,497.971	61.259%
42,839,497.971	100%

3.	Approval of an amendment to the portfolio management agreement between the Trust, on behalf of The Growth Equity Portfolio, and Parametric Portfolio Associates LLC;


Portfolio
Record Date Shares	Shares Voted
% of Total Shares	For Proposal
% of Votes in Favor

The Growth Equity Portfolio	41,066,751.487
35,110,827.770	85.496%
35,110,827.770	100%

4.	Approval of an amendment to the portfolio management agreement between the Trust, on behalf of The Institutional Growth Equity Portfolio, and Parametric Portfolio Associates LLC;


Portfolio
Record Date Shares	Shares Voted
% of Total Shares	For Proposal
% of Votes in Favor

The Institutional Growth Equity Portfolio	86,355,736.363
52,875,379.599	61.229%
52,875,379.599	100%


SPECIAL MEETING OF THE SHAREHOLDERS  AUGUST 29, 2014

A special meeting of shareholders of each of The Fixed Income Opportunity Portfolio was held on August 29, 2014. At the August 29, 2014 meeting, shareholders of The Fixed Income Opportunity Portfolio approved an amendment to the portfolio management agreements between the Trust and Western Asset Management Company. The results of the August 29, 2014 meeting are presented below:

1.	Approval of an amendment to the portfolio management agreement between the Trust, on behalf of The Fixed Income Portfolio, and Western Asset Management Company;


Portfolio
Record Date Shares	Shares Voted
% of Total Shares	For Proposal
% of Votes in Favor

The Fixed Income Opportunity Portfolio	104,788,669.742
67,558,799.281	64.471%
67,558,799.81	100%